Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of our report dated April 9, 2010 relating to the financial statements of Empire Fidelity Investments Variable Annuity Account A, which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated April 9, 2010, relating to the financial statements of Empire Fidelity Investments Life Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 27, 2010